EXHIBIT 99.E


                                    EXHIBIT E

         FORMS OF LETTERS FROM THE COMPANY TO MEMBERS IN CONNECTION WITH
                         ACCEPTANCE OF OFFERS OF TENDER


THE FOLLOWING LETTERS ARE BEING SENT TO MEMBERS IF THEY TENDERED ALL OF THEIR UNITS IN THE SERIES OF THE COMPANY SPECIFIED IN THEIR LETTER OF TRANSMITTAL.

                                                     [June 1, 2003]

Dear Member:

         Citigroup Alternative Investments Multi-Adviser Hedge Fund Portfolios LLC (the "Company") has received and accepted for purchase your tender of all of your Units of that Series of the Company specified in your Letter of Transmittal.

         Because you have tendered and the Company has purchased your entire investment in such Series, you have been issued a note (the "Note") entitling you to receive payment in an amount equal to the unaudited net asset value of your Units of such Series as of June 30, 2003, in accordance with the terms of the tender offer. The Note has been deposited in the Smith Barney account designated by you in your Letter of Transmittal. Any cash payment in settlement of the Note will be wire transferred to that account no later than July 30, 2003, unless the valuation date of such Units has changed, or such Series has requested a withdrawal of its capital from the investment funds in which it invests (and has not yet received at least 90% of the proceeds of such withdrawal).

         Should you have any questions (or wish to request a copy of your Note), please feel free to contact PFPC, Inc., the Company's agent for this purpose at
(800) 305-0816. You may also direct questions to your Smith Barney financial consultant. (Smith Barney is a division and service mark of Citigroup Global Markets, Inc.)

                                         Sincerely,

                                         Citigroup Alternative Investments
                                         Multi-Adviser Hedge Fund Portfolios LLC

                                                     [July 30, 2003]

Dear Member:

         Enclosed is a statement showing the breakdown of your capital withdrawal resulting from our purchase of all of your Units of that Series of Citigroup Alternative Investments Multi-Adviser Hedge Fund Portfolios LLC (the "Company") specified in your Letter of Transmittal.

         Because you have tendered and the Company has purchased your entire investment in such Series, you have been paid an amount equal to the unaudited net asset value of your Units of such Series as of June 30, 2003, in accordance with the terms of the tender offer. A cash payment in this amount has been wire transferred to the Smith Barney account designated by you in your Letter of Transmittal. This is in full settlement of the Note previously issued to that account in respect of your tender.

         Should you have any questions (or wish to request a copy of your canceled Note), please feel free to contact PFPC, Inc., the Company's agent for this purpose at (800) 305-0816. You may also direct questions to your Smith Barney financial consultant. (Smith Barney is a division and service mark of Citigroup Global Markets, Inc.)

                                         Sincerely,

                                         Citigroup Alternative Investments
                                         Multi-Adviser Hedge Fund Portfolios LLC



Enclosure

THE FOLLOWING LETTERS ARE BEING SENT TO MEMBERS IF THEY TENDERED A PORTION OF THEIR UNITS OF THE SERIES OF THE COMPANY SPECIFIED IN THEIR LETTER OF TRANSMITTAL.


                                                     [June 1, 2003]

Dear Member:

         Citigroup Alternative Investments Multi-Adviser Hedge Fund Portfolios LLC (the "Company") has received and accepted for purchase your tender of a portion of your Units of that Series of the Company specified in your Letter of Transmittal.

         Because you have tendered and the Company has purchased a portion of your investment in such Series, you have been issued a note (the "Note"). The Note entitles you to receive payment in an amount equal to the purchase price of your Units accepted for purchase. In accordance with the terms of the tender offer, such purchase price is expected to be based on the unaudited net asset value of the relevant Series as of June 30, 2003. The Note has been deposited in the Smith Barney account designated by you in your Letter of Transmittal. Any cash payment in settlement of the Note will be wire transferred to that account no later than July 30, 2003, unless the valuation date as to the relevant Series has changed or such Series has requested a withdrawal of its capital from the investment funds in which it invests (and has not yet received at least 90% of the proceeds of such withdrawal), and provided that your account retains the required minimum Series account balance, all in accordance with the terms of the tender offer.

         You remain a Member of the Company with respect to the portion of your Units that you did not tender.

         Should you have any questions (or wish to request a copy of your Note), please feel free to contact PFPC, Inc., the Company's agent for this purpose at
(800) 305-0816. You may also direct questions to your Smith Barney financial consultant. (Smith Barney is a division and service mark of Citigroup Global Markets, Inc.)

                                         Sincerely,

                                         Citigroup Alternative Investments
                                         Multi-Adviser Hedge Fund Portfolios LLC

                                                     [July 30, 2003]

Dear Member:

         Enclosed is a statement showing the breakdown of your capital withdrawal resulting from our purchase of a portion of your Units of that Series of Citigroup Alternative Investments/Multi-Adviser Hedge Fund Portfolios LLC (the "Company") specified in your Letter of Transmittal.

         Because you have tendered and the Company has purchased a portion of your investment in such Series, you have been paid an amount equal to the value of the purchased Units based on the unaudited net asset value of the relevant Series as of June 30, 2003, in accordance with the terms of the tender offer. A cash payment in this amount has been wire transferred to the Smith Barney account designated by you in your Letter of Transmittal. This is in full settlement of the promissory note previously issued to that account in respect of your tender.

         You remain a Member of the Company with respect to the portion of your Units that you did not tender.

         Should you have any questions (or wish to request a copy of your canceled Note), please feel free to contact PFPC, Inc., the Company's agent for this purpose at (800) 305-0816. You may also direct questions to your Smith Barney financial consultant. (Smith Barney is a division and service mark of Citigroup Global Markets, Inc.)

                                         Sincerely,

                                         Citigroup Alternative Investments
                                         Multi-Adviser Hedge Fund Portfolios LLC



Enclosure